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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (file nos. 33-8976 and 33-95138) and in the Registration Statements on Form S-3 (file nos. 333-05379 and 333-27841) of our report, dated February 19, 1998, with respect to the financial statements appearing on page F-2 of this Annual Report on Form 10-K.




                                             /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
April 30, 1998